UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2014

Mistras Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                            Entry into a Material Definitive Agreement.

Mistras Group, Inc. (the “Company” or “Mistras”) and its Chairman and Chief Executive Officer, Sotirios Vahaviolos, entered into an amendment, dated January 24, 2014, to Dr. Vahaviolos’ employment agreement with the Company.  The amendment increases the severance period from 12 months to 18 months if Dr. Vahaviolos’ employment is terminated without cause, or Dr. Vahaviolos terminates his employment for good reason, in either case not in connection with a change in control of the Company.  The severance period in case of a change in control remains unchanged at 24 months.  The change was approved by the Compensation Committee of the Company’s Board of Directors to make the severance period under Dr. Vahaviolos’ employment agreement consistent with the severance policy previously adopted by the Committee.

Item 5.02.                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Compensation Plan

Overview

On January 21, 2014, the Compensation Committee of the Board of Directors of Mistras approved changes to the Company’s long-term equity compensation plan for its executive officers.  The Compensation Committee commenced work on the new structure with management in the fourth quarter of fiscal 2013 and had the basic framework established around the beginning of fiscal 2014.  The Compensation Committee worked with management and the Committee’s independent consultant to finalize the plan over the past several months.

Under the new plan, each executive has a target number of performance share units (“PSUs”) he can earn, which is based upon a percentage of his base salary.  The number of PSUs earned will depend upon the Company’s performance against specific performance metrics.  The performance metrics are (i) compounded annual growth rate (“CAGR”) for adjusted earnings per share (“adjusted EPS”), which accounts for 75% of the award, and (ii) relative total shareholder return, which accounts for 25% of the award.  The plan provides for a three year measuring period, except for transition periods.

Performance Metrics

The performance metric adjusted EPS CAGR provides for awards if the Company’s adjusted EPS grows at a certain rate on a compounded annual basis.  Adjusted EPS is fully diluted earnings per share determined in accordance with generally accepted accounting principles, adjusted to remove the effects of (a) non-cash, non-routine items, such as intangible asset impairment charges, and (b) acquisition-related items which are (i) transaction expenses related to acquisitions, such as professional fees and due diligence costs and (ii) the net changes in the fair value of acquisition-related contingent consideration liabilities.

Relative total shareholder return, or relative TSR, is determined by comparing the total shareholder return (“TSR”) on Mistras common stock relative to the TSR on common stock of the members of a peer group.  TSR is measured by the change in the price of a company’s common stock from the beginning of a measurement period to the end of the measurement period, plus any distributions to common shareholders during the period.  All of these calculations are adjusted for stock splits, stock dividends or other adjustments in common shares.  The price at the beginning of the period is the average closing price over the 20 trading day period at beginning of the period.  At the end of the measuring period, the same starting date for a 20 trading day period will be used to determine the ending price, and thus the change in the common stock price.

If the performance for a specific metric is at target level, the executive will earn 100% of his target PSUs related to that metric.  Each executive officer can earn between 0% and 200% of his target award, based upon performance.   The following are the target levels for each metric.

Performance Level	Adjusted EPS CAGR	Percent of Target	Relative TSR Percentile	Percent of Target
Minimum	7.5%	30%	30%	30%
Target	12.5%	100%	50%	100%
Maximum	20%	200%	90%	200%

Below the minimum performance level, no PSUs will be earned for that metric.  At minimum performance level, 30% of the target PSUs for that metric will be earned.  If the performance level is at or above the maximum performance level, 200% of the target PSUs for that metric will be earned.  If the performance level for a metric is between minimum performance and target, or between target and maximum performance, the amount of the award earned will be calculated based upon a straight-line interpolation.

Measurement Periods

Each metric is measured over a three year period, except for the transition awards described below.  Accordingly, adjusted EPS CAGR is measured in terms of compounded annual growth over three years, which is initially fiscal years 2014 to 2016.  Likewise, relative TSR is based upon comparing the three year TSR of Mistras common stock relative to TSR for the common stock of the members of the peer group during that three year period.  The opening price of common stock for any period is the average closing price over the 20 trading day period beginning August 10, and the ending price will be the average closing price over the 20 trading day period beginning August 10 three years later.  Distributions and dividends paid to common shareholders from August 10 at the beginning of the period to August 9 three years later will be included for purposes of determining TSR for a given common stock.  The initial three year period for determining changes in stock prices for relative TSR is the 20 trading day period beginning August 10, 2013 to the 20 trading day period beginning August 10, 2016.  The average closing price for Mistras common stock over the initial 20 trading day period was $18.33.

Transition periods are being used at the commencement of the plan because, in the past, awards were based upon one year performance metrics.  With the change to a three year performance period, awards need to be granted for a one year period and a two-year period.  If no such awards were granted, executive officers would have two years during which no awards could be earned.  Accordingly, in order to keep the level of total compensation opportunity comparable year over year, the Compensation Committee decided to provide for transition awards.

Accordingly, each executive officer is being granted one award for the one year period for fiscal 2014, one award for the two year period of fiscal 2014 to 2015 and one award for the three year period of fiscal 2014 to 2016.  At the beginning of fiscal 2015, and annually thereafter, executive officer would receive a single award with a three year measurement period.  For example, the awards granted at the beginning of fiscal 2015 would be earned based upon performance during the three year period of fiscal 2015 to 2017 and the awards granted at the beginning of fiscal 2016 would be earned based upon performance during the three year period of fiscal 2016 to 2018.  In the future, transition awards could be granted to new executive officers who were not already participating in the three year performance plan.

Vesting

At the end of a three year performance period, each PSU earned will vest and be converted into one fully vested share of Mistras common stock.  The number of PSUs earned, and therefore the number of vested shares of common stock received, could be more or less than the initial number of PSUs awarded, based upon the Company’s performance against the metrics.  No PSUs will vest, and the award will terminate, if an executive officer’s employment is terminated prior to the end of the 20 trading day period at the end of the three year performance period, except as otherwise provided in the Company’s severance policy or any employment agreement between the Company and the executive.  The one year and two year transition awards will not vest until initial first three year period is completed (the end of the 20 trading day period beginning August 10, 2016).

Peer Group

For purposes of relative TSR, the Compensation Committee approved the companies listed below as a peer group against which the Company’s TSR over the measurement period will be compared.  This group includes the companies in the peer group used for benchmarking Mistras executive compensation, plus additional companies in the testing, inspection, certification, construction and/or asset integrity management business.

AECOM Technology Corporation	Aegion Corporation
The Babcock & Wilcox Company	Badger Meter Inc.
Barrett Business Services Inc.	Bureau Veritas SA
Cal Dive International Inc.	Chicago Bridge & Iron Company N.V.
Circor International, Inc.	Corporate Executive Board Co.
Exponent Inc.	Fluor Corporation
Foster Wheeler AG	Furmanite Corporation
GP Strategies Corp.	Jacobs Engineering Group Inc.
KBR, Inc.	Matrix Service Company

McDermott International Inc.	MYR Group, Inc.
Quanta Services, Inc.	SGS SA
Team, Inc.	Tetra Tech Inc.
URS Corporation	Willbros Group Inc.

Awards

Each executive officer is awarded PSUs at the beginning of the period, which is the target award for that individual.  The target PSU award for an executive officer is (a) the product of (i) the executive’s base salary multiplied by (ii) his long-term target percentage, divided by (b) the beginning price stock price for determining TSR for Mistras common stock.  For the initial award three year award and the transition awards, the price was $18.33.

The following table contains the target long-term award for each of the Company’s named executive officers as a percentage of his base salary and the number of PSUs each was awarded for the two transition periods and the initial three year performance period.

		PSUs Awarded for each Performance Period
Name and Position	Target Award as a Percent of Base Salary	One-year Period Fiscal 2014	Two-year Period Fiscal 2014-2015	Three-year Period Fiscal 2014-2016
Sotirios J. Vahaviolos Chairman, Chief Executive Officer and President	200%	52,919	52,919	52,919
Jonathan H. Wolk Executive Vice President, Chief Financial Officer and Treasurer	80%	14,184	14,184	14,184
Michael J. Lange Executive Vice President, Services	100%	16,596	16,596	16,596
Dennis Bertolotti Services President and Chief Operating Officer	80%	12,220	12,220	12,220
Michael C. Keefe Executive Vice President, General Counsel and Secretary	80%	11,042	11,042	11,042

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: January 24, 2014	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary